EXECUTION COPY

	THIRD AMENDMENT AND WAIVER TO THE LOAN DOCUMENTS

	Dated as of March 3, 1999

This THIRD AMENDMENT AND WAIVER dated as of March 3, 1999 (the "Amendment") among NORTHEAST UTILITIES ("NU"), THE CONNECTICUT LIGHT AND POWER COMPANY ("CL&P") and WESTERN MASSACHUSETTS ELECTRIC COMPANY ("WMECO"; NU, CL&P AND WMECO, each being a "Borrower", and collectively, the "Borrowers"), the various financial institutions listed on the signature pages hereto and CITIBANK, N.A., as administrative agent and collateral agent (the "Administrative Agent").

WHEREAS, the Borrowers, certain Banks and the Administrative Agent have entered into a Credit Agreement dated as of November 21, 1996, as amended by the First Amendment and Waiver dated as of May 30, 1997 and the Second Amendment and Waiver dated as of September 11, 1998 (such Credit Agreement, as so amended and as otherwise amended, supplemented or otherwise modified through the date hereof, the "Credit Agreement"; capitalized terms used herein unless otherwise defined herein shall have the meanings set forth in the Credit Agreement);

WHEREAS, the Borrowers, certain Banks and the Administrative Agent have entered into a Collateral Agency Agreement dated as of May 30, 1997 (such Collateral Agency Agreement, as so amended and as otherwise amended, supplemented or otherwise modified through the date hereof, the "Collateral Agency Agreement");

WHEREAS, the Borrowers and the Majority Lenders have agreed to further amend the Credit Agreement and to waive compliance by CL&P with the common equity ratio covenant set forth in Section 7.03(a) of the Credit Agreement and to further amend the Credit Agreement and the Collateral Agency Agreement to delete NU as a Borrower under the Credit Agreement and as a party to each such Agreement, in each case as hereinafter set forth;

NOW THEREFORE, in consideration of the premises, the parties hereto agree as follows:

SECTION 1. Waiver.   Subject to the satisfaction of the conditions precedent
in Section 4 hereof, the Lenders hereby waive compliance by CL&P with the common equity ratio covenant applicable to it set forth in Section 7.03(a) of the Credit Agreement in respect of the Fiscal Quarter ended December 31, 1998.

SECTION 2.  Amendment of Credit Agreement.    Subject to the satisfaction of
the conditions precedent in Section 4 hereof the Credit Agreement is hereby amended as follows:

(a)	The recital of parties to the Credit Agreement is hereby amended to delete subsection (i) therein which reads "(i) NORTHEAST UTILITIES, an unincorporated voluntary business association organized under the laws of the Commonwealth of Massachusetts ("NU")" and substitute therefor the phrase "(i) [Intentionally Deleted]".

(b)	The recital of parties to the Credit Agreement is hereby amended further to amend clause (iii) in its entirety to read as follows:

"(iii)	WESTERN MASSACHUSETTS ELECTRIC COMPANY, a corporation organized under the laws of the Commonwealth of Massachusetts ("WMECO"); CL&P and WMECO, each being a "Borrower" and collectively, the "Borrowers");"

(c)	The definition of "Borrower Sublimit" in Section 1.01 of the Credit
Agreement is hereby amended in its entirety to read as follows:

"'Borrower Sublimit' means: (i) with respect to CL&P, the lesser of (a) $313,750,000 and (b) the Secured Available Amount and (ii) with respect to WMECO, the lesser of (a) $150,000,000 and (b) the Secured Available Amount."

(d)	The definition of "Consolidated Operating Income" in Section 1.01 of the
Credit Agreement is hereby amended to delete clause (i) thereof and substitute therefor the following:

"(i) increased by the amount of income taxes accrued less the amount of income taxes paid by such Borrower and its Subsidiaries during such period, if and to the extent deducted in the computation of such Borrower's and its Subsidiaries' consolidated operating income for such period; provided, however, that income taxes paid shall be excluded from this computation to the extent that they represent taxes paid on or in respect of amounts realized from the sale of generating assets auctioned or sold which have not been or will not be reflected as revenues in the income statements of such Borrower or its Subsidiaries;"

(e)	The definition of "NU" in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

"'NU' means Northeast Utilities, an unincorporated voluntary business association organized under the laws of the Commonwealth of Massachusetts."

(f)	Section 7.03(a) (the Common Equity Ratio) of the Credit Agreement is
amended to delete the table therein in its entirety and substitute therefor the following table:

Borrower	Period
CL&P		1/1/99 thereafter		0.28:1.00
WMECO	1/1/99 thereafter		0.28:1.00

 (g)	Section 7.03(b) (the Interest Coverage Ratio) of the Credit Agreement is
amended to delete the table therein in its entirety and substitute therefor the following table:

Borrower		Period
CL&P			1/1/99 through 3/31/99	1.75:1.00
CL&P			4/1/99 and thereafter	1.75:1.00
WMECO		1/1/99 through 3/31/99	1.75:1.00
WMECO		4/1/99 and thereafter	2.00:1.00

(h)	Section 8.01 (Events of Default) of the Credit Agreement is amended by deleting subsection (k) therein (with respect to the Operating Companies of NU failing to have a minimum Aggregate Dividend Paying Availability) and substituting therefor the phrase "(k) [Intentionally Deleted]".

(i)	Section 8.01 (Events of Default) of the Credit Agreement is amended further by deleting subsection (l) therein (with respect to the occurrence of an Event of Default by any other Borrower constituting an Event of Default by
NU) and substituting therefor the phrase "(l) [Intentionally Deleted]".

(j) 	Section 8.01 (Events of Default) of the Credit Agreement is amended further by adding at the end of clause (n) before the "." the phrase "; or" and thereafter new clauses (o), (p) and (q) to read as follows:

"(o) 	HWP shall sell, transfer or otherwise dispose of (by leave or otherwise, and whether in one or a series of related transactions) any portion of its generation, transmission or distribution assets in excess of 10% of its net utility plant assets, in each case as determined on a cumulative basis from the date of this Agreement through the Termination Date by reference to its published balance sheets; or

(p)	Either of NU or HWP shall cease to conduct its primary business in substantially the same manner and in substantially the same fields as such business is conducted on the Closing Date; or

(q)	NU shall cease to be a "holding company" (as defined in the Public
Utility Holding Company Act of 1935, as amended)."

(k)	Section 8.02 (Remedies Upon Events of Default) of the Credit Agreement
is amended to add after the phrase "(h) or (j)" in the parenthetical in the third line therein the following phrase "or (o) through (q)".

SECTION 3.  Amendment of Collateral Agency Agreement.    Subject to the
satisfaction of the conditions precedent in Section 3 hereof the Collateral Agency Agreement is hereby amended as follows:

(a)	The recital of parties to the Collateral Agency Agreement is hereby amended to delete subsection (i) therein which reads "(i) NORTHEAST UTILITIES, an unincorporated voluntary business association organized under the laws of the Commonwealth of Massachusetts ("NU")" and substitute therefor the phrase "(i) [Intentionally Deleted]".

(b)	The recital of parties to the Collateral Agency Agreement is hereby amended to amend clause (iii) in its entirety to read as follows:

"(iii)	WESTERN MASSACHUSETTS ELECTRIC COMPANY, a corporation organized under the laws of the Commonwealth of Massachusetts ("WMECO"); CL&P and WMECO, each being a "Borrower" and collectively, the "Borrowers");"

SECTION 4. Conditions of Effectiveness. Each Section of this Amendment shall become effective (the "Amendment Effective Date") as of the date first above written, when, and only when the Administrative Agent shall have received counterparts of this Amendment duly executed by each Borrower and by the Majority Lenders (defined in the Credit Agreement as Lenders who, collectively, on the date hereof, have Commitment Percentages in the aggregate of at least 66-2/3 percent) or, as to any Lender, advice satisfactory to the Administrative Agent that such Lender has executed this Amendment.

SECTION 5. Reference to and Effect on the Loan Documents. (a) Upon the effectiveness of this Amendment, on and after the date hereof, (i) NU shall relinquish all of its rights and be released from its obligations as a Borrower under the Credit Agreement (other than its rights and obligations under the Loan Documents that are specified under the terms of such Loan Documents to survive the payment in full of the obligations of the Borrowers under the Loan Documents to the extent any claim thereunder relates to an event arising prior to the Amendment Effective Date) and NU shall cease to be a party thereto, (ii) each reference in the Loan Documents and each exhibit thereto to "the Borrowers" or "any Borrower" or words of like import referring to a Borrower or the Borrowers collectively, shall be deemed to exclude NU as a Borrower, (iii) each reference in the Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment, and (iv) each reference in the Loan Documents to "the Collateral Agency Agreement", "thereunder", "thereof" or words of like import referring to the Collateral Agency Agreement, shall mean and be a reference to the Collateral Agency Agreement, as amended by this Amendment.

(b)	Except as specifically amended above, the Credit Agreement, the
Collateral Agency Agreement and the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c)	The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided in Sections 1, 2 and 3 hereof, operate as a waiver of any right, power or remedy of any Lender or the Administrative
Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION 6. Costs, Expenses and Taxes. The Borrowers agree to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and any other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel to the Administrative Agent) in accordance with the terms of Section 10.04 of the Credit Agreement.

SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 9. Limitation of Liability. No shareholder or trustee of NU shall be held to any liability whatever for the payment of any sum of money or for damages or otherwise under this Amendment, and this Amendment shall not be enforceable against any such trustee in their or his or her individual capacities or capacity and this Amendment shall be enforceable against the trustees of NU only as such, and every person, firm, association, trust or corporation having any claim or demand arising under this Amendment and relating to NU, its shareholders or trustees shall look solely to the trust estate of NU for the payment or satisfaction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


NORTHEAST UTILITIES


By:	/s/Randy A. Shoop
Name:Randy A. Shoop
Title:Assistant Treasurer


THE CONNECTICUT LIGHT AND POWER COMPANY

By:	/s/Randy A. Shoop
Name:Randy A. Shoop
Title:Assistant Treasurer



WESTERN MASSACHUSETTS ELECTRIC COMPANY

By:	/s/Randy A. Shoop
Name:Randy A. Shoop
Title:Assistant Treasurer



CITIBANK, N.A.
as Administrative Agent, Collateral Agent and Lender


By:		/s/Robert J. Harrity, Jr.
Title:	Managing Director


TORONTO DOMINION (NEW YORK), INC.,
as Co-Agent and Lender


By: /s/Jorge A. Garcia
Title: Vice President


FLEET NATIONAL BANK,
as Co-Agent and Lender


By:	/s/Daniel D. Butler
Title:Vice President


CIBC INC.
as Co-Agent and Lender


By:/s/Denis O'Meara
Title: Executive Director


THE FIRST NATIONAL BANK OF CHICAGO,
as Co-Agent and Lender


By:	/s/Madeleine N. Ember
Title: Assistant Vice President


BANKBOSTON, N.A.,
as Lender


By:	/s/Thomas E. O'Leary
Title:Division Executive


BARCLAYS BANK PLC,
as Lender


By:	/s/Sydney G. Dennis
Title: Director


MELLON BANK, N.A.
as Lender

By:
Name:
Title:

UBS AG, NEW YORK BRANCH, as Lender

By:	/s/Paul Morrison
Title:Director

By:	/s/Andrew N. Taylor
Title: Associate Director

UBS AG, STANFORD BRANCH, as Lender

By:	/s/Paul Morrison
Title:Director

By:	/s/Andrew N. Taylor
Title: Associate Director

THE YASUDA TRUST AND BANKING CO., LTD., NEW YORK BRANCH, as Lender

By:	/s/Junichiro Kawamura
Title:Vice President

UNION BANK OF CALIFORNIA, N.A.,
as Lender

By:	/s/Robert J. Cole
Title:Vice President